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                                                                       EXHIBIT 5


                    [The Morningstar Group Inc. letterhead]



                                 July 28, 1997



The Board of Directors
The Morningstar Group Inc.
5956 Sherry Lane, Suite 1500
Dallas, Texas  75225-6522

Gentlemen:

         I am General Counsel of The Morningstar Group Inc., a Delaware corporation (the "Company"), and have advised the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 to be filed with the Commission on or about July 28, 1997 (the "Registration Statement"), under the Securities Act of 1933, as amended, with respect to the offer and sale by the Company of up to 2,690,000 shares (the "Registered Shares") of the common stock, par value $.01 per share, of the Company issuable upon the exercise of options granted pursuant to the Company's 1994 Incentive and Nonstatutory Stock Option Plan, as amended (the "Plan").

         In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan, and the form of stock option agreement thereunder and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that when (a) the purchase price of the Registered Shares issuable pursuant to the exercise of an option granted under the Plan has been appropriately determined in accordance with the terms of the Plan and the provisions of the General Corporation Law of the State of Delaware (the "DGCL") (including the provisions requiring the payment of consideration having a value not
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The Board of Directors
The Morningstar Group Inc.
July 28, 1997
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less than the par value of such Registered Shares); (b) each such option has been duly authorized in accordance with the terms of the Plan and the applicable provisions of the DGCL and the applicable option agreement has been duly executed and delivered by the Company and the optionee; and (c) such Registered Shares are issued and delivered against receipt of payment therefor in accordance with the terms of the Plan and the applicable option agreement, such Registered Shares will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is limited to the corporate laws of the State of Delaware and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         The opinion expressed herein is rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent, except that I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Joseph B. Armes

                                        Joseph B. Armes
                                        General Counsel





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